Eric B. Global Ventures, Inc.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eric B. Global Ventures, Inc. (the Registrant) on Form 10-Q  for the period  ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Louis Eric Barrier, Jr., Chief  Financial Officer of the Company, certify,  pursuant to 18 U.S.C.  ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Louis Eric Barrier, Jr. and will be retained by Eric B. Global Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 22, 2013

/s/ Louis Eric Barrier, Jr.
Louis Eric Barrier, Jr.
Chief Financial Officer
(Principal Financial Officer)